FORM OF TERMINATION AGREEMENT dated as of [ ], 2021 with respect to the Call Option Confirmation and the Warrants Confirmation
between Groupon, Inc. and [_____]

This TERMINATION AGREEMENT (this “Termination Agreement”) with respect to the Call Option Confirmation and the Warrants Confirmation (each as defined below) is made as of [ ], 2021 between [_____] (“Dealer”) and Groupon, Inc. (“Counterparty”).

WHEREAS, Counterparty issued $250,000,000 principal amount of 3.25% Convertible Senior Notes due 2022 (the “Convertible Notes”) pursuant to an Indenture dated as of April 4, 2016 between Counterparty and U.S. Bank, National Association, as trustee;
WHEREAS, Dealer and Counterparty are parties to (i) the call option transaction (as amended, modified or supplemented, the “Call Option Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of May 9, 2016 (as amended, modified or supplemented, the “Call Option Confirmation”) and (ii) a letter agreement amending and supplementing the Call Option Confirmation, dated as of May 9, 2016 (the “Call Option Side Letter Agreement”);

WHEREAS, Dealer and Counterparty are parties to (i) the warrants transaction (as amended, modified or supplemented, the “Warrants Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of May 9, 2016 (as amended, modified or supplemented, the “Warrants Confirmation”) and (ii) a letter agreement amending and supplementing the Warrants Confirmation, dated as of May 9, 2016 (the “Warrants Side Letter Agreement”);

WHEREAS, Counterparty has requested, and Dealer has agreed, to terminate the Call Option Transaction and the Warrants Transaction in their entirety;

NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmation or the Warrants Confirmation, as applicable.
2.Termination. Notwithstanding anything to the contrary in the Call Option Confirmation or the Warrants Confirmation, Counterparty and Dealer agree that, effective on the date hereof,

a.each of the Call Option Transaction and the Warrants Transaction shall be terminated in full, and all of the respective rights and obligations of the parties under the Call Option Confirmation, the Call Option Side Letter Agreement, the Warrants Confirmation and the Warrants Side Letter Agreement shall be cancelled and terminated, and each party shall be released and discharged by the other party, and agrees not to make any claim with respect to any obligations of the other party, in connection with such transactions;
b.in consideration of the foregoing, (i) Dealer shall be required to pay to Counterparty the Call Option Settlement Amount and (ii) Counterparty shall be required to pay to Dealer the Warrant Settlement Amount, in each case on the first Clearance System Business Day following the conclusion of the Hedge Unwind Period (the “Payment Date”) and in accordance with the payment instructions in Section 6 below. Dealer’s obligation to pay the Call Option Settlement Amount shall be conditioned upon the receipt by Dealer of Counterparty’s payment of the Warrant Settlement Amount at or prior to 2:00 p.m. (New York City time) on the Payment Date. If Dealer does not receive Counterparty’s payment of the Warrant Settlement Amount at or prior to 2:00 p.m. (New York City time) on the

Payment Date, Dealer shall pay the Call Option Settlement Amount to Counterparty (A) on the same day as Counterparty’s payment of the Warrant Settlement Amount, if such payment is received at or prior to 2:00 p.m. (New York City time) and (B) on the Local Business Day immediately following the receipt by Dealer of Counterparty’s payment of the Warrant Settlement Amount, if such payment is received after 2:00 p.m. (New York City time). “Call Option Settlement Amount”, “Warrants Settlement Amount” and “Hedge Unwind Period” shall have the meanings assigned to such terms in Exhibit A hereto; and

c.Dealer shall notify Counterparty of the applicable Call Option Settlement Amount and Warrants Settlement Amount as soon as reasonably practicable after 5:00pm (New York City time) on the last Scheduled Trading Day of the Hedge Unwind Period.

3.Representations and Warranties of Counterparty. Counterparty represents and warrants to Dealer on the date hereof that:

a.it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

b.it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and each such other document (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

c.such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

d.all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

e.its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

f.each of it and its affiliates is not in possession of any material nonpublic information regarding Counterparty or the Shares;

g.it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million;

h.it is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act;

i.it is not on the date hereof, engaged in a distribution, as such term is used in Regulation M under the Exchange Act (“Regulation M”), of the Shares or any securities deemed “reference securities” (as defined in Regulation M) with respect to the Shares, and it shall not engage in any such distribution during the period commencing on the date hereof and ending on the second Exchange Business Day immediately following the last day of the Hedge Unwind Period with respect to the Shares or such reference securities, unless it notifies Dealer, on the day immediately preceding the first day of the “restricted period” (as defined in Regulation M) of any such distribution, and of completion of such restricted period on the date such distribution is concluded; provided that, in connection with the notification with respect to the completion of the restricted period, it shall be deemed to repeat the representations contained in paragraphs (f) and (h) of this Section 3; and

j.on the date hereof, it remains a party to the Call Option Transaction and the Warrants Transaction to the full extent as on the date of execution thereof and it has not assigned, purported to assign or made any attempt to assign, any interest in the Call Option Transaction or the Warrants Transaction to any third party.
4.Representations and Warranties of Dealer. Dealer represents and warrants to Counterparty on the date hereof that:

a.it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

b.it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and each such other document (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

c.such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

d.all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

e.its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

f.on the date hereof, it remains a party to the Call Option Transaction and the Warrants Transaction to the full extent as on the date of execution thereof and it has not assigned, purported to assign or made any attempt to assign, any interest in the Call Option Transaction or the Warrants Transaction to any third party.

5.Notices. For purposes of this Termination Agreement, the addresses for notices or communications to the parties shall be:

a.Counterparty:

Groupon, Inc.
600 West Chicago Avenue, Suite 400
Chicago, Illinois 60654
Attention:     General Counsel
Telephone:    [_______]
Email:    [_______]
b.Dealer:

[_____]
Email:         [_______]
Facsimile No:     [_______]
With a copy to:
Attention:     [_______]
Title:         [_______]
Telephone No.:     [_______]
Email:         [_______]
6.Payment Instructions.

The wire instructions for Counterparty are as follows:

Bank:             [_______]
ABA#:             [_______]
SWIFT:            [_______]
Acct. Name:      [_______]
Acct. No.:        [_______]

The wire instructions for Dealer are as follows:

Bank:            [_______]
ABA#:             [_______]
SWIFT:            [_______]
Acct. Name:       [_______]
Acct. No.:           [_______]

7.Disclosure. Notwithstanding anything provided in this Termination Agreement, the Call Option Confirmation or the Warrants Confirmation, effective from the date of commencement of discussions concerning the Call Option Transaction or Warrants Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Call Option Transaction, the Warrants Transaction and this Termination Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

8.No Reliance, etc. Counterparty hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Termination Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

9.Designation by Dealer. Notwithstanding any other provision in this Termination Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Termination Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

10.Governing Law. THIS TERMINATION AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Termination Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Termination Agreement, as applicable, by, among other things, the mutual waivers and certifications provided herein.

12.Amendment. This Termination Agreement may not be modified, amended or supplemented, except in a written instrument signed by each party hereto.

13.Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties have executed this Termination Agreement with effect from the date specified on the first page of this Termination Agreement.

[_______]

By:    ___________________________
Name:
Title:

Groupon, Inc.

By:    ___________________________
Name:
Title:

EXHIBIT A

VWAP Price	Call Option Settlement Amount	Warrants Settlement Amount
[

]

“Call Option Settlement Amount” means the amount set forth in the “Call Option Settlement Amount” column in the table above opposite the applicable VWAP Price. If the VWAP Price is not specified on the table above, the Call Option Settlement Amount shall be determined by Dealer based on a straight-line interpolation between the VWAP Prices or extrapolation from the VWAP Prices (as the case may be) specified on the table above.

“Warrants Settlement Amount” means the amount set forth in the “Warrants Settlement Amount” column in the table above opposite the applicable VWAP Price. If the VWAP Price is not specified on the table above, the Warrants Settlement Amount shall be determined by Dealer based on a straight-line interpolation between the VWAP Prices or extrapolation from the VWAP Prices (as the case may be) specified on the table above.

“VWAP Price” means, subject to the second proviso in the definition of the Hedge Unwind Period, the arithmetic average of the Daily Prices for all Exchange Business Days in the Hedge Unwind Period, as determined by the Calculation Agent in good faith and a commercially reasonable manner.

“Daily Price” means, for any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “GRPN <Equity> AQR” (or any successor thereto) for each such Exchange Business Day in respect of the period from the scheduled opening time of the Exchange to the Scheduled Closing Time of the Exchange on such Exchange Business Day (or, if such volume-weighted average price is unavailable at such time, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using, if practicable, a volume-weighted average method). The VWAP Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Hedge Unwind Period” means the Scheduled Trading Day occurring on [ ], 2021; provided that, notwithstanding anything to the contrary in this Agreement, Dealer may postpone such Scheduled Trading Day or extend the Hedge Unwind Period by one or more Scheduled Trading Days if Dealer determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or appropriate to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer (or any of its affiliates) to effect transactions of Shares in connection with its hedge unwind activity hereunder in a manner that would, if Dealer (or such affiliate) were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer; provided, further, that if a Disrupted Day (as defined in the Equity Definitions) occurs in the Hedge Unwind Period, (i) the Calculation Agent may extend the Hedge Unwind Period and (ii) the Calculation Agent may also determine that (x) such Disrupted Day is a Disrupted Day in full, in which case the Daily Price for such Disrupted Day shall not be included for purposes of determining the VWAP Price or (y) such Disrupted Day is a Disrupted Day in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent taking into account the nature and duration of the relevant Market Disruption Event (as defined in the Equity Definitions), and the volume, historical trading patterns and price of the Shares. Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full. If a Disrupted Day occurs in the Hedge Unwind Period, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then Dealer may determine such ninth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the Daily Price for such ninth Scheduled Trading Day using its good faith estimate of the value of the Shares on such ninth Scheduled Trading Day.